Exhibit 10(a)58

                                      AGREEMENT



               THIS AGREEMENT,  made and  entered into  as of December  12,

          1994,  between SOUTHERN  COMPANY  SERVICES, INC.,  a  corporation organized  under the  laws of  the State of  Alabama (hereinafter sometimes referred  to as  "Service Company"), and  MOBILE ENERGY

          SERVICES  COMPANY, INC. a corporation organized under the laws of the  State  of  Alabama  (hereinafter sometimes  referred  to  as

          "Client Company");



                                 W I T N E S S E T H:



               THAT, WHEREAS, the parties hereto desire to enter into this agreement providing for the performance by Service Company for

          Client Company of certain services more particularly set forth herein;

               NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein, the parties hereto hereby agree as follows:

          1.   Agreement to Furnish Services

               Service Company agrees to furnish to Client Company, upon

          the terms and conditions hereinafter set forth, such of the services described in Article 2 hereof, at such times, for such periods and in such manner as Client Company may from time to time request.
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          2.   Description of Services

               Service Company will, as and to the extent required for

          Client Company, keep itself and its personnel available and competent to render to Client Company, the following services;

               A.   General Executive and Advisory Services  To advise and

          assist the officers and employees of Client Company in connection with various phases of its business and operations, including particularly but not exclusively, those phases which involve coordination of planning or operation between Client Company and other client companies or otherwise have a direct effect not only on Client Company but also on the Southern System or other members thereof.

               B.   General Engineering

               The maintenance of an organization staffed and equipped to perform for Client Company general engineering work, including system production and transmission studies, preparation and analysis of electrical apparatus specifications, distribution studies and standards, civil engineering and hydraulic studies and problems, fuel supply studies, advice and assistance in connection with analyses of operations and operating and

          construction budgets.  The members of this group will keep informed as to improvements and developments in the art of generation, transmission and distribution of electricity through frequent contacts with the manufacturers of electrical equipment,

          through membership in the various national and regional


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          engineering societies and through participation in the committee work of such societies and trade associations of the utility industry.  Service Company will make available to Client Company the information thus gained with respect to such developments.

               C.   Design Engineering

               To perform detailed design work for Client Company for steam plants, hydro plants, transmission and distribution lines and substations and otherwise as required by Client Company; to make available to Client Company and other client companies as

          required, the services of a specialist or specialists on various phases of plant operation; and also to make available as

          required, inspection and supervision personnel for generating plant, transmission line and substation and other construction and operation.

               D.   Purchasing

               To render services to Client Company in connection with

          purchasing, including the coordination of group purchasing, and to supply expediting services.  All requests for bids shall be made by and purchases confirmed in the name of Client Company or of Service Company as agent therefor, and all contracts of purchase shall be likewise made.

               E.   Accounting and Statistical

               To advise and assist Client Company in connection with the installation of new accounting systems and similar problems,

          appearances before regulatory commissions, requirements of

          Federal and State regulatory bodies with respect to accounting,


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          studies of accounting procedures and practices to improve

          efficiency, book entries resulting from unusual financial

          transactions, internal audits, employment of independent

          auditors, preparation and analyses of financial and operating reports and other statistical matters relating to Client Company and other client companies, analyses of securities of other utility companies, preparation of annual reports to stockholders,

          regulatory commissions, insurance companies and others,

          standardization of accounting and statistical forms in the interest of economy, and other accounting and statistical

          matters.

               F.   Finance and Treasury

               To advise and assist Client Company on (a) financing

          matters, including determination of types and times of sale of long and short-term securities, refunding studies, sinking fund problems, and (b) all treasury matters, including banking

          problems and investment of surplus funds, and (c) maintenance of books of accounts and other related corporate records.

               G.   Taxes

               To advise and assist Client Company in connection with tax matters, including preparation of Federal and State income and other tax returns and of protests, claims and briefs where necessary, tax accruals, and other matters in connection with

          Client Company's taxes.

               H.   Insurance and Pensions




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               To advise and assist Client Company in connection with

          insurance and pension matters, including contracts with insurers,

          trustees and actuaries and the placing of blanket and group policies covering Client Company and other client companies, and other insurance problems as required.

               I.   Corporate

               To advise and assist Client Company in connection with its corporate affairs, including assistance and suggestions in connection with the preparation of petitions and applications for the issuance of securities, contracts for the sale or

          underwriting of securities, preparation of schedules of steps required in connection with major financial and other corporate matters and the consummation thereof, and the preparation of various documents required in connection therewith, proceedings for release of property from mortgage and other mortgage

          requirements such as purchase or sale of property, sinking funds,

          maintenance and improvement funds, contacts with trustees,

          transfer agents and registrars; maintenance of minutes of

          directors' and stockholders' meetings and other proceedings and of other related corporate records; and also arrangements for stockholders's meetings, including notices, proxies and records thereof and for other types of meetings relating to its

          securities.

               J.   Rates

               To study comparative rate levels for various classes of

          service, in different areas and for different operating


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          conditions, and keep in touch with trends in rate design, and to make such information available to Client Company; to advise

          Client Company on matters relating to rates and valuation, the design of new and improved rate schedules, and their effect upon

          Client Company's revenues, the cost of competitive services,

          earnings trends, the desirability of rate changes, rate audits,

          service rules and regulations, commodity and tax clauses, minimum charges, metering problems, special industrial contracts, resale rates and rural extension plans; and to assist Client Company in the preparation of petitions and applications required in

          connection with rate changes.

               K.   Budgeting

               To advise and assist Client Company in matters involving the preparation and development of construction and operating

          budgets, cash and cost forecasts, and budgetary controls.

               L.   Business Promotion and Public Relations

               To advise and assist Client Company in area development

          activities, in the development of residential, commercial and industrial sales programs, in the preparation and use of

          advertising, and in the determination and carrying out of public information programs, including those arising out of regulatory and legislative matters.

               M.   Employee Relations

               To furnish Client Company with advisory services in

          connection with employee relations matters, including




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          recruitment, employee placement, training, compensation, safety,

          labor relations and health, welfare and employee benefits.

               N.   Systems and Procedures

               To advise and assist Client Company in the formation of good operating practices and methods of procedure, the standardization of forms, the purchase, rental and use of mechanical and

          electronic data processing, computing and communications

          equipment, in conducting economic research and planning and in the development of special economic studies.

               O.   Other Services

               To render advice and assistance in connection with such

          other matters as Client Company may request and Service Company may be able to perform with respect to Client Company's business and operations.

          3.   Compensation of Service Company

               As compensation for such services rendered to it by Service

          Company, Client Company hereby agrees to pay to Service Company the cost of such services.  Bills will be rendered for the amount of such cost on or before the 10th day of the succeeding month and will be payable on or before the 20th day of such month.

          Cost of services to be paid by Client Company shall include direct charges and Client Company's pro rata share of certain of

          Service Company's costs, determined as set forth below:

               A.   Direct Charges

               To the extent that the costs incurred by Service Company in connection with services rendered by it to Client Company can be


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          identified and related to a particular transaction, direct charges will be made by Service Company against Client Company.

               B.   Prorated Charges

               Such costs incurred by Service Company each month as cannot be charged by Service Company directly to the companies for which it performs services will be distributed among such companies in a fair and equitable manner as set forth in the Southern Company

          Services, Inc.  Cost Allocation Manual which is incorporated herein by reference.  The Service Company may revise the Cost

          Allocation Manual from time to time, subject to the approval of the Client Company and to any necessary regulatory approval, and the revised Cost Allocation Manual shall be incorporated herein by reference upon the effective date of the revision.

          4.   Companies to be Served

               Service Company agrees that during the term hereof it will render services as required by companies in the Southern System and that all such companies will compensate Service Company as provided in Section 3 hereof.

          5.   Effective Date - Term - Cancellation

               After execution by the parties hereto this agreement shall become effective as of December 12, 1994, subject to  receipt of any required regulatory approval, and shall remain in effect until terminated by mutual agreement of said parties.








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               It is also understood and agreed that nothing herein shall be construed to release the officers and directors of Client

          Company from the obligation to perform their respective duties,

          or to limit the exercise of their powers in accordance with the provisions of law or otherwise, and this agreement shall be cancelled to the extent and from the time that performance hereunder may conflict with any rule, regulation or order of the

          Securities and Exchange Commission adopted before or after the execution hereof.



               IN WITNESS WHEREOF, the parties hereto have caused this

          agreement to be executed by their duly authorized officers and their respective seals to be affixed as of the day and year first above written.


                                   SOUTHERN COMPANY SERVICES, INC.


                                   By: /s/W. Dean Hudson

          Attest:                  Its: Vice President and Comptroller

          /s/Sam H. Dabbs, Jr.
          Assistant Secretary



                                   MOBILE ENERGY SERVICES COMPANY, INC.


                                   By: /s/Thomas G. Boren

          Attest:                  Its: President


          James A. Ward
          Asst. Secretary


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